                       TIAA-CREF LIFE INSURANCE COMPANY
                  730 THIRD AVENUE, NEW YORK, N.Y. 10017-3206
                          TELEPHONE: [1-800-223-1200]

                 SINGLE PREMIUM FIXED-PERIOD IMMEDIATE ANNUITY

                                               ISSUE DATE
                  CONTRACT NUMBER              MO. DAY YR.
                    [Y-000000-1]               [05 01 2000]


FIRST ANNUITANT:  [John J. Jones]
SECOND ANNUITANT: [Jane J. Jones]
OWNER:            [John J. Jones]

INCOME OPTION:    [Two-Life Annuity with Full Benefit While Either Annuitant
                      Survives OR
                   Two-Life Annuity with {Two-Thirds OR xx%] Benefit While
                      Either Annuitant Survives OR
                   Two-Life Annuity with {One-Half OR xx%} Benefit While
                      Second Annuitant Survives First Annuitant]

         This is a contract between you, the owner, and TIAA-CREF Life Insurance Company ("TIAA-CREF Life," "we," "us"). This page refers briefly to some of the features of this contract. The next pages set forth in detail the rights and obligations of both TIAA-CREF Life and you under the contract. PLEASE READ YOUR CONTRACT. IT IS IMPORTANT.

                               GENERAL DESCRIPTION

         TIAA-CREF Life will provide you , as the owner, with annuity payments under this contract while either the first annuitant or the second annuitant is alive. Annuity payments from the fixed account are guaranteed. ANNUITY PAYMENTS FROM THE INVESTMENT ACCOUNTS ARE NOT GUARANTEED; THE DOLLAR AMOUNT OF EACH PAYMENT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE FUNDS UNDERLYING THE INVESTMENT ACCOUNTS. Initial payments from the investment accounts are calculated using an assumed net annual investment return of 4% and are then revalued periodically. Upon revaluation, if the net annualized rate of investment return exceeds 4% for the period of time since the last revaluation, the amount payable per annuity unit will increase. If it is less than 4%, the amount payable per annuity unit will decrease. The separate account charge will reduce the net annual investment return. The separate account charge will never exceed 1.2% per year of an investment account's average net assets.

         The guaranteed period you have chosen, if any, is shown on page 3. If both annuitants die before the end of this guaranteed period, annuity payments will continue until the end of the period. If your contract doesn't have a guaranteed period, no further payments will be made to anyone after both annuitants have died.

         If you die while payments remain due under this contract, your beneficiary will become the owner and will receive all future payments.

30 DAY RIGHT TO EXAMINE YOUR CONTRACT. You have 30 days from the day you receive this contract to examine it and cancel it. To cancel this contract, send it and your request to cancel to TIAA-CREF Life at the address above. We will refund the current value under your contract as of the date you mailed your request. Any premium taxes and expense charges deducted from the premium also will be refunded. The contract will be void as of the issue date and no benefits will be provided under it.

IF YOU HAVE ANY QUESTIONS ABOUT THIS CONTRACT OR NEED HELP TO RESOLVE A PROBLEM, YOU CAN CONTACT US AT THE ADDRESS OR PHONE NUMBER ABOVE.

                                                           [SPECIMEN]
                                                      JOHN J. MCCORMACK

                                                   CHAIRMAN, PRESIDENT AND
                                                   CHIEF EXECUTIVE OFFICER



               NONQUALIFIED SINGLE PREMIUM TWO-LIFE IMMEDIATE ANNUITY
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TCL-1033                      INDEX ON NEXT PAGE                         Page 1
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

                         FIXED AND VARIABLE ANNUITY PAYMENTS


TCL-1033                      INDEX ON NEXT PAGE                         Page 2
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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                               INDEX OF PROVISIONS

                                                        SECTION
Actuarial Present Value...................................  38
Allocation of Premium.....................................    22
Annuitants................................................     1
Annuity Payments..........................................    23
        Amount of.........................................    24
        Definition........................................     2
Annuity Units.............................................     3
        Number of.........................................    29
        Values............................................    25
Applied Premium Page......................................Page 3
        Definition........................................    21
Assignment - Not Allowed..................................    46
Beneficiary...............................................     4
Benefits Based on Incorrect Age...........................    54
Business Day..............................................     5
Claims of Creditors - Protection Against..................    48
Commuted Value............................................     6
Consideration Page........................................Page 3
Contract..................................................    20
Correspondence With Us....................................    57
Current Value.............................................     7
Distribution Requirements upon the
        Death of the Owner................................    50
Elections and Changes - Procedure for.....................    49
First Periodic Payment Date...............................     8
Fixed Account.............................................     9
Fund......................................................    10
        Change or Substitution............................    45
General Account...........................................    11
Gross Investment Factor...................................    27
Guaranteed Period.........................................    12
Income Change Method......................................    30
        Addition or Deletion..............................    44
        Definition........................................    13
        Change in Number of Annuity Units after Switch....    41
        Effective Date of Switch..........................    40
        No Change in Income Choices.......................    33
        Switching Between.................................    39
Incontestability..........................................    42
Investment Account........................................    14
        Addition or Deletion..............................    44
        Equity-Based  Page................................Page 4
Investment Company Act of 1940............................    52
Issue Date................................................    15
Laws and Regulations - Compliance with....................    56
Loans - Not Available.....................................    47
Net Investment Factor.....................................    26
Owner.....................................................    16
Payment to an Estate, Guardian,
        Trustee, etc......................................    51
Proof of Survival.........................................    55
Separate Account..........................................    17
        Charge............................................    28
        Insulation........................................    43
Service of Process
        Upon TIAA-CREF Life...............................    53
Transfers of Annuity Payments
        Change in Number of Annuity Units after Transfer..    36
        Change in Fixed Account Payments after Transfer...    37
        Date of Change in Payments........................    35
        Effective Date....................................    34
        No Change in Income Choices.......................    33
        Transfers from Fixed Account......................    32
          Installment Transfer............................    32
          Lump Sum Transfer...............................    32
        Transfers from Investment Accounts................    31
Unit-Annuity..............................................    18
        Addition or Deletion..............................    44
Valuation Day.............................................    19


TCL-1033                                                                 Page 3
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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                     PART A: OWNER AND ANNUITANT DATA

[THE GUARANTEED PERIOD (IF ANY) BEGINS ON THE ISSUE DATE. WHEN THERE IS NO GUARANTEED PERIOD, THE WORD NONE WILL APPEAR NEXT TO THE GUARANTEED PERIOD BELOW.]



                         ISSUE DATE:  [05 01 2000]
        FIRST PERIODIC PAYMENT DATE:  [06 01 2000]
                  GUARANTEED PERIOD:  [10 Years equaling 120 Monthly Payments]
               FREQUENCY OF PAYMENT:  [Monthly]


                                NAME           DATE OF BIRTH   SOCIAL SECURITY NUMBER
        FIRST ANNUITANT:   [John J. Jones       12 20 1952       111-11-1111]
       SECOND ANNUITANT:   [Jane J. Jones       11 15 1950       ###-##-####]
                  OWNER:   [John J. Jones       12 20 1952       111-11-1111]

CONSIDERATION. TIAA-CREF Life has issued this contract in exchange for a single premium in the amount of [$100,000]. The amount of the premium applied to this contract will be the premium received minus a deduction for premium taxes, if any. This will be known as the APPLIED PREMIUM. We have accepted the consideration for your contract at our home office in New York, NY.

                          FIXED ACCOUNT ANNUITY PAYMENT

Guaranteed Annuity Payment from the Fixed Account: [$100]

                        INVESTMENT ACCOUNTS ANNUITY PAYMENT

                           NUMBER OF UNITS PAYABLE    NUMBER OF UNITS PAYABLE
TIAA-CREF LIFE             UNDER THE ANNUAL           UNDER THE MONTHLY
INVESTMENT ACCOUNT         INCOME CHANGE METHOD       INCOME CHANGE METHOD
[Stock Index                [050.000                   [050.000
Growth Equity               100.000                    100.000
Growth & Income             200.000                    200.000
International Equity        300.000                    300.000
Social Choice Equity]       400.000]                   400.000]

                                    INCOME OPTION

[ONE OF THE FOLLOWING THREE INCOME OPTIONS WILL APPLY]
TWO-LIFE ANNUITY WITH FULL BENEFIT WHILE EITHER ANNUITANT SURVIVES. The full amount of the [FIXED ACCOUNT] annuity payment [AND THE FULL NUMBER OF ANNUITY UNITS SHOWN ABOVE] is [ARE] payable while either the first annuitant or the second annuitant is alive (or, after the death of both annuitants, during the guaranteed period).

TWO-LIFE ANNUITY WITH [TWO-THIRDS OR XX%] BENEFIT WHILE EITHER ANNUITANT SURVIVES. While both annuitants are alive, the annuity payment will be based on the fixed account payment and the number of annuity units shown above. After the death of either annuitant, the fixed account annuity payment and the number of annuity units payable during the lifetime of the surviving annuitant (or, after the death of both annuitants, during the guaranteed period) will be reduced to [two-thirds OR xx%] of the amounts that would have been payable if both annuitants were alive.

TWO-LIFE ANNUITY WITH [ONE-HALF OR XX%] BENEFIT WHILE SECOND ANNUITANT SURVIVES FIRST ANNUITANT. While the first annuitant is alive, the annuity payment will be based on the fixed account payment and the number of annuity units shown above. After the death of the first annuitant, the fixed account annuity payment and the number of annuity units payable during the

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TCL-1033                                                                 Page 4
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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lifetime of the surviving second annuitant (or, after the death of both annuitants, during the guaranteed period) will be reduced to [one-half OR xx%] of the amounts that would have been payable while the first annuitant was alive.

The following investment accounts are available as of the date of issue:

[ STOCK INDEX ACCOUNT: This account holds shares in the Stock Index Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term rate of return from a diversified portfolio selected to track the overall market for common stocks publicly traded in the U.S., as represented by a broad stock market index.

              GROWTH EQUITY ACCOUNT: This account holds shares in the Growth Equity Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term return, mainly through capital appreciation, primarily from a diversified portfolio of common stocks that present the opportunity for exceptional growth.

              GROWTH & INCOME ACCOUNT: This account holds shares in the Growth & Income Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term return through capital appreciation and investment income, by investing in a broadly diversified portfolio of common stocks selected for their investment potential.

              INTERNATIONAL EQUITY ACCOUNT: This account holds shares in the International Equity Fund of the TIAA-CREF Life Funds, which seeks favorable long-term returns, mainly through capital appreciation, by investing in a broadly diversified portfolio of primarily foreign equity investments.

              SOCIAL CHOICE EQUITY ACCOUNT: This account holds shares in the Social Choice Equity Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term rate of return that tracks the investment performance of the U.S. stock market while giving
              special consideration to certain social criteria.               ]

For the purposes of section the following investment accounts are EQUITY-BASED:

[    Stock Index Account
     Growth Equity Account
     Growth & Income Account
     International Equity Account
     Social Choice Equity Account.                                            ]

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TCL-1033                                                                 Page 5
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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                                        PART B: TERMS USED IN THIS CONTRACT

1. The ANNUITANTS are the natural persons during whose lifetime the annuity payments are made. The annuitants are named on page 3 of this contract, and may not be changed.

2. ANNUITY PAYMENTS are the periodic amounts payable under this contract. They are based on the amount of applied premium allocated to the fixed account and to the investment accounts.

3. ANNUITY UNITS. The annuity unit for an investment account is the basic unit used in determining payment amounts for a unit-annuity. There is a separate and distinct unit value for each combination of income change method and investment account. The values of annuity units change from time to time to reflect the investment experience of the investment accounts. The actual mortality and expense experience of the investment accounts will not reduce the amount payable per annuity unit.

4. BENEFICIARY. Beneficiaries are persons you name, in a form satisfactory to us, to become owners of this contract after your death. They will have the same rights that you had under this contract while you were alive.

        You can name two "classes" of beneficiaries, primary and contingent, which set the order of ownership. At your death, your "beneficiaries" are the surviving primary beneficiaries you named. If no primary beneficiary survives, your "beneficiaries" are the surviving contingent beneficiaries you named.

        If a class contains more than one person, ownership of this contract will go in equal shares to the then living persons in the class, unless you've explicitly provided otherwise. For example, if you name your spouse as primary beneficiary and "my children" as contingent beneficiaries, your spouse would become owner if he or she survived you. But if your spouse does not survive you, your surviving children would become owners of the contract in equal shares.

        The beneficiaries you designated as of your annuity contract's issue date appear in the application attached to this contract. Unless you've made your beneficiary designation irrevocable, you can change, add, or delete beneficiaries as explained in section .

5. A BUSINESS DAY is any day that the New York Stock Exchange is open for trading. A business day ends at 4:00 p.m. Eastern time, or when trading closes on the New York Stock Exchange, if earlier.

6. The COMMUTED VALUE of an annuity is an amount paid in a lump sum instead of in a series of payments. It's less than the total of the future payments, because the future interest we've assumed in computing the series of payments won't be earned if payment is made in one sum.

        If both annuitants die before the end of a guaranteed period, the commuted value of the annuity payments due under this contract for the remainder of the guaranteed period is available as an option to you, or your beneficiaries after your death. No commuted value is available during the lifetime of either of the annuitants, or if either of the annuitants dies after the end of the guaranteed period. If your contract doesn't have a guaranteed period, no commuted value will be available.

        The effective date of the calculation of the commuted value is the business day on which we receive the request for a commuted value, in a form acceptable to us.

        The commuted value of an annuity payable from the fixed account is the sum of the payments less the interest that would have been earned from the effective date of the commuted

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TCL-1033                                                                 Page 6
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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value to the date each payment would have been made. The interest rate used is the same as that used to determine the guaranteed amount of the annuity payments.

        The commuted value of a unit-annuity is the present value of the unit-annuity payments, based on interest at the effective annual rate of 4%. The dollar values used for the unit-annuity payments in the calculation are those that would be paid if periodic payments were to continue and the annuity unit value, under each income change method, on each future payment valuation date were to equal the annuity unit value as of the effective date of the calculation.

7. The CURRENT VALUE under your contract is the value to be refunded in the event that you elect to cancel the contract in accordance with the Right to Examine Your Contract provision on page 1. The current value is the present value of the future annuity payments based on:

       A)     the age of the annuitant(s), if alive;
       B)     the income option and the remaining guaranteed period, if any;
       D)     the frequency of payment; and
       E) the mortality tables used to determine the initial amount of annuity payments.

The dollar amounts and interest used in the calculation will be as follows:

       A) for payments payable from the fixed account, the amount of the guaranteed annuity payment shown on page 3 and the interest rate used to determine that amount.
       B) for payments payable from any investment account, the amount scheduled to be paid for any payment that has already been valued on a prior payment valuation date and, thereafter, the number of annuity units payable multiplied by the annuity unit value for the appropriate income change method as of the calculation date, and interest at the effective annual rate of 4%.

For the purposes of this calculation, future payments will not include any periodic payment already paid or in the process of being paid.

8. The FIRST PERIODIC PAYMENT DATE is the date of the first annuity payment that you will receive. The date of the first payment as well as the frequency of payments are shown on page 3.

9. FIXED ACCOUNT. All premium and transfers credited to the fixed account become part of TIAA-CREF Life's general account.

10. A FUND is a mutual fund or a separate series of a mutual fund registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. Each fund consists of a portfolio of assets managed with a specific investment objective.

11. The GENERAL ACCOUNT consists of all of TIAA-CREF Life's assets other than those in separate accounts.

12. The GUARANTEED PERIOD is the period of time for which annuity payments under your contract will continue regardless of whether any of the annuitants is alive. The guaranteed period you've chosen, if any, and the corresponding number of guaranteed payments are shown on page 3. The number of guaranteed payments begins with the first periodic payment.

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TCL-1033                                                                 Page 7
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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13.   The INCOME CHANGE METHOD determines how frequently unit-annuity payments are revalued. The income change methods are described in section .

14. An INVESTMENT ACCOUNT is a subaccount of the separate account that holds shares of a fund or funds which are managed with a specified investment objective. The investment accounts available as of the date of issue are listed on page 4. We may add, combine, or delete investment accounts as described in section . If we add any investment accounts, we will specify whether or not they are equity-based for the purposes of section .

15. The ISSUE DATE is the date as of which this contract is effective. It is shown on page 3.

16. You are the OWNER. During your lifetime, you may, to the extent permitted by law, exercise every right given by this contract without the consent of any other person. The owner may or may not be an annuitant.

17. SEPARATE ACCOUNT. All premiums and transfers credited to an investment account are part of the separate account. The separate account is designated as "TIAA-CREF Life VA-1" and was established by us in accordance with New York law to provide benefits from this contract and other similar contracts. The assets and liabilities of separate account TIAA-CREF Life VA-1 are segregated from the assets and liabilities of the general account and from the assets and liabilities of any other TIAA-CREF Life separate account.

18. UNIT-ANNUITY. The investment accounts provide income through a unit-annuity, which is a series of payments based on a specified number of annuity units payable at a stated frequency. The amount of each payment is equal to the then-current value of one annuity unit multiplied by the number of annuity units payable. The value of each annuity unit will change either once each year or once each month according to the income change method you select for that annuity unit. We can delete or stop offering unit-annuities payable from any investment account as described in section .

19. A VALUATION DAY is any business day, as well as the last calendar day of each month.

                            PART C: CONTRACT AND PREMIUM

20. THE CONTRACT. This document and the attached application are the entire contract between you and TIAA-CREF Life. We have issued it in return for your completed application and the single premium. Any endorsement to or amendment of this contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA-CREF Life. All benefits are payable at our home office in New York, NY.

21. APPLIED PREMIUM. The applied premium for this contract is the single premium received less a deduction for state and local government premium taxes, if any.

22. ALLOCATION OF PREMIUM. Your applied premium is allocated among the fixed account and the available investment accounts according to the instructions we have received from you in the application for this contract.

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TCL-1033                                                                 Page 8
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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TCL-1033                                                                 Page 9
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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                                    PART D: ANNUITY PAYMENTS AND PAYMENT VALUES


23. ANNUITY PAYMENTS. Annuity payments will begin as of the first periodic payment date shown on page 3, if you, the first annuitant, and the second annuitant are all then alive. The frequency of payment is also shown on page 3.

        The guaranteed period you've chosen, if any, appears on page 3.

        The final annuity payment under this contract will be the last one due on or before the date of the last surviving annuitant's death, unless both annuitants die before the end of the guaranteed period. In that case, annuity payments will continue, and the final payment will be made on the date of the last payment due within the guaranteed period. Annuity payments will stop if you (or your beneficiary after your death) take the commuted value of the remaining annuity payments in one sum, as described in section .

        Annuity payments will be paid to you, the owner. If you die while any payments remain due, the beneficiary will become the owner. The beneficiary, as the new owner, will receive annuity payments and may name or change beneficiaries as described in section .

        If no beneficiary survives you, the first annuitant, if then alive (if not, the second annuitant, if then alive) will become the owner. If there is no surviving beneficiary and both annuitants have died before the end of a guaranteed period, the commuted value of any payments remaining due will be paid in one sum to your estate.

24. AMOUNT OF ANNUITY PAYMENTS. Annuity payments from the fixed account are guaranteed. The guaranteed annuity payment from the fixed account as of the first periodic payment date is shown on page 3.

        The annuity payments from the investment accounts are variable and may increase or decrease depending on the investment results of the underlying funds.

        Your annuity payments will decrease after the death of an annuitant if the income option described on page 3 provides for such a reduction.

        Annuity payments from both the fixed account and the investment accounts may increase or decrease in accordance with any transfers made to or from those accounts as described in Part E. Additional amounts may also be paid with any annuity payments from the fixed account to you or your beneficiary. We do not guarantee that there will be additional amounts.

25. ANNUITY UNIT VALUES. Separate annuity unit values are maintained for annuity units payable from each investment account under each income change method. The values are calculated as of each valuation day.

        Annuity unit values for an income change method are determined by multiplying each account's annuity unit value at the end of the previous valuation day by that account's net investment factor for the valuation period, and dividing the result by the value of $1.00 accumulated with interest over the valuation period at an effective annual rate of 4%. The resulting value is then adjusted to reflect that annuity income amounts are redetermined only on the payment valuation date for that income change method. The purpose of the adjustment is to equitably apportion assets of each account among those who receive annuity income for the entire period between two payment valuation dates for an income change method, and those who start or stop receiving annuity income under that income change method between the two dates.

26. An investment account's NET INVESTMENT FACTOR equals its gross investment factor minus the separate account charge incurred since the previous valuation day.

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TCL-1033                                                                Page 10
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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27.   An investment account's GROSS INVESTMENT FACTOR equals A divided by B, as follows:

   A equals   i.    the net asset value of the shares in the fund(s) held by
                    the account as of the end of the valuation day, excluding the net effect of contract holders' transactions (i.e., premiums received, benefits paid, and transfers to and from the account) made during that day; PLUS
              ii.   investment income and capital gains distributed to the
                    account; LESS
              iii.  any amount paid and/or reserved for tax liability resulting from the operation of the account since the previous valuation day.

   B equals the value of the shares in the fund(s) held by the account as of the end of the prior valuation day, including the net effect of contract holders' transactions made during the prior valuation day.

28. SEPARATE ACCOUNT CHARGE. A separate account charge is assessed for mortality and expense risk and administration. The separate account charge is guaranteed not to exceed an effective annual rate of 1.2% of an investment account's average net assets. We may choose to waive a portion of the separate account charge.

29. NUMBER OF ANNUITY UNITS. The number of annuity units payable under each income change method from each investment account are shown on page 3. The number of annuity units payable will be modified by any transfers or switches you make and in accordance with the income option you have chosen.

30. INCOME CHANGE METHODS. Unit-annuity payments are determined under one of two income change methods. Under the ANNUAL income change method, the amount of each unit-annuity payment is revalued each year. Currently, the payment changes on [May 1], using the annuity unit value as of the payment valuation date for the annual income change method, which is the prior [March 31]. We reserve the right to modify the date the payment changes and the associated payment valuation date.

        Under the MONTHLY income change method, the amount of each unit-annuity payment is revalued each month. The payment amount is determined using the annuity unit value as of the payment valuation date for the monthly income change method in the prior month. Currently, the payment valuation date for the monthly income change method is the [twentieth] day of a month (or if the [twentieth] is not a business day, the prior business day) for unit-annuity payments due on the first day of the following month. We reserve the right to modify the payment valuation date for the monthly income change method.

        We can delete or stop offering either the annual or the monthly income change method in any investment account, as described in section .

                   PART E: TRANSFERS OF ANNUITY PAYMENTS AND SWITCHES
                     BETWEEN INCOME CHANGE METHODS

31. TRANSFERS FROM THE INVESTMENT ACCOUNTS. You may exchange some or all of your annuity units payable from one investment account for annuity units payable from another investment account then offering unit-annuities under the same income change method or to the fixed account for future income. Transfers from each income change method within each investment account

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TCL-1033                                                                Page 11
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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YOUR TIAA-CREF LIFE SINGLE PREMIUM TWO-LIFE IMMEDIATE ANNUITY
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cannot be made more frequently than once per calendar quarter, and must consist of a periodic payment of at least $100 or the entire payment.

32. TRANSFERS FROM THE FIXED ACCOUNT. You may transfer the actuarial present value of some or all of your future guaranteed annuity payments in the fixed account to obtain variable annuity payments from any investment account that is equity-based as listed on page 4, under one of the two methods described below. Transfers from the fixed account cannot be made more frequently than once per calendar year, and must consist of a periodic payment of at least $100 or the entire payment. Any annuity income that has been transferred as described in this section may subsequently be transferred among any of the equity-based investment accounts, but may not be transferred back to the fixed account, and may not be transferred to any investment account that is not equity-based.

The two transfer methods are:

        LUMP SUM TRANSFER. You may transfer, in a lump sum, any percentage between 1% and 20% of your future annuity payments, subject to the $100 minimum periodic payment as described above.

        INSTALLMENT TRANSFER. You may transfer all of your future annuity payments over a period of five years. Each year the installment transfer will be equal to a percentage of your future annuity payments as of the effective date of that year's transfer. In the first year the percentage will be 20%; in the second year the percentage will be 25%; in the third year the percentage will be 33a%; in the fourth year the percentage will be 50%; and in the fifth year the percentage will be 100%.

                You may at any time cancel all transfers under this method that are due after the business day we receive your request to cancel in a form acceptable to us. If you die before an installment transfer is completed, we will cancel any remaining transfers that are due after the date we receive due proof of your death.

33. NO CHANGE IN INCOME CHOICES. The first annuitant, second annuitant, income option, and remaining guaranteed period of payments cannot change as a result of a transfer of annuity payments. For a transfer between investment accounts, the income change method for unit-annuity payments will not change as a result of a transfer.

34. EFFECTIVE DATE OF A TRANSFER OF ANNUITY PAYMENTS. You begin to participate in an account to which you transfer as of the end of the effective date of the transfer. The effective date of a transfer will be the end of the business day in which we receive your request in a form acceptable to us. Transfers to the fixed account will be applied to the fixed account at the beginning of the day following the day the funds are withdrawn from an investment account.

        You may defer the effective date until any valuation day following the day on which the above requirements are met. You cannot revoke any transfer after its effective date.

        For transfers from the fixed account under the installment transfer method, the effective date of transfers subsequent to the first will be the anniversary of the first transfer, or on the following business day if the anniversary is not a business day.

35. DATE OF CHANGE IN PAYMENTS AFTER A TRANSFER. Your annuity payments will change when annuity units are revalued on the next appropriate payment valuation date that is on or after the transfer's effective date.

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TCL-1033                                                                Page 12
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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        Thus, if you transfer annuity units payable under the annual income change method between two investment accounts, your unit-annuity payments will change when your unit-annuity payment is revalued on the following payment valuation date for the annual income change method (currently
[March 31] for unit-annuity payments due on and after the following [May 1]).

        If you transfer annuity units payable under the monthly income change method between two investment accounts, or if you transfer annuity units payable under either income change method either from or to the fixed account, your payments will change following the next payment valuation date for the monthly income change method (currently the [twentieth] day of each month, or the prior business day if the [twentieth] is not a business day).

36. CHANGE IN NUMBER OF ANNUITY UNITS PAYABLE AFTER A TRANSFER. The number of annuity units payable under an income change method from an investment account under your contract will be reduced by the number of annuity units you transfer out of that income change method under that investment account. The number of annuity units payable under an income change method from an investment account under your contract will be increased by any transfers you make to that income change method under that account.

        If you transfer from one investment account to another investment account, the number of additional annuity units payable under an income change method will be obtained by multiplying the number of annuity units transferred out of the originating account by the annuity unit value for that income change method in the originating account, and dividing the result by the annuity unit value for the same income change method in the account to which the units are being transferred.

        If you transfer from the fixed account to an investment account, the number of annuity units payable under an income change method in the investment account will be obtained by dividing the actuarial present value of the future payments being transferred from the fixed account by the product of A and B as follows:

        A) the annuity unit value for that income change method under the investment account to which the transfer is being made;

        B) the present value of an annuity of $1.00 per payment period, payable for as long as such annuity units are payable, beginning with the first payment scheduled from the investment account, determined on the basis of interest at the effective annual rate of 4% and the mortality basis then in effect for such transfers.

        All values will be calculated as of the effective date of the transfer.

37. CHANGE IN FIXED ACCOUNT PAYMENTS AFTER TRANSFER. If you transfer future annuity payments into the fixed account, the resulting additional amount of annuity payment from the fixed account will be determined as of the effective date of the transfer based on:

        A)     the rates then in effect;
        B)     the age of the first annuitant, if he or she is alive;
        C)     the age of the second annuitant, if he or she is alive;
        D) the income option in effect and the remaining guaranteed period, if any; and
        E)     the frequency of payment.

        If you transfer future annuity payments out of the fixed account, the amount of the annuity payments from the fixed account will be reduced by the benefits transferred.

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TCL-1033                                                                Page 13
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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38.   The ACTUARIAL PRESENT VALUE of future annuity payments as of any valuation day is determined using:

        A)     the amount of the guaranteed annuity payments;
        B) the interest rates and mortality tables that were used to determine the amount of the guaranteed annuity payments;
        C)     the age of the first annuitant, if he or she is alive;
        D)     the age of the second annuitant, if he or she is alive;
        E) the remaining guaranteed period, if any, and the income option under which benefits are being paid; and
        F)     the frequency of payment.

39. SWITCHING BETWEEN INCOME CHANGE METHODS. A switch between income change methods is the exchange of annuity units payable under one income change method from an investment account, for annuity units payable under the other income change method from the same investment account. You may switch some or all of the annuity units payable under this contract from one income change method to the other income change method under the same investment account, if both income change methods are then offered in that account.

40. EFFECTIVE DATE OF A SWITCH IN INCOME CHANGE METHODS. All switches between income change methods will be effective on the payment valuation date for the annual income change method, currently [March 31]. We must receive, in a form acceptable to us, your request for a switch on or before the end of the payment valuation date (or the last business day before the payment valuation date if it isn't a business day) in order for the switch to be effective on that date. You cannot revoke a switch after its effective date, but you can switch back to the original method on a subsequent payment valuation date for the annual income change method (currently [March 31]), unless prohibited as described in section .

        You begin to participate in the experience of the investment account under the income change method to which you switch annuity units as of the end of the effective date of the switch. Your unit-annuity payments will change when they are revalued on the next payment valuation date that is on or after the effective date of the switch. Thus, if you switch on a [March 31]
 (the current effective date for all switches), your [April 1] payment (if any) will not change due to the switch. Your [May 1] payment (if any) will reflect the annuity units payable under each income change method after the switch.

41. CHANGE IN NUMBER OF ANNUITY UNITS PAYABLE AFTER A SWITCH IN INCOME CHANGE METHODS. The number of annuity units payable under an income change method from an investment account under your contract will be reduced by the number of annuity units you switch out of that income change method under that investment account. The number of annuity units payable under an income change method from an investment account under your contract will be increased by any switch you make to that income change method under that investment account. The resulting number of annuity units payable under the income change method to which annuity units are switched will be obtained by multiplying the number of annuity units to be switched by the annuity unit value for the original income change method, and dividing the result by the annuity unit value for the income change method to which the annuity units are being switched.

                        PART F: GENERAL PROVISIONS

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TCL-1033                                                                Page 14
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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42.   INCONTESTABILITY. This contract will be incontestable from the date of issue.

43. INSULATION OF SEPARATE ACCOUNT. TIAA-CREF Life owns the assets in separate account TIAA-CREF Life VA-1. To the extent permitted by law, the assets of the separate account will not be charged with liabilities arising out of any other business TIAA-CREF Life may conduct. All income, gains and losses, whether or not realized, of an investment account of the separate account will be credited to or charged against only that investment account without regard to TIAA-CREF Life's other income, gains or losses.

44. ADDITION OR DELETION OF AN INVESTMENT ACCOUNT, UNIT-ANNUITIES FROM AN INVESTMENT ACCOUNT, OR INCOME CHANGE METHOD FOR UNIT-ANNUITIES FROM AN INVESTMENT ACCOUNT. We may, as permitted by applicable law, add, combine, or delete investment accounts within the separate account. If you have unit-annuities in an investment account that is deleted, you must transfer them to any other available investment account or to the fixed account.

        We can add, delete or stop providing unit-annuities in any investment account. We can also start or stop providing unit-annuities payable under either the annual or monthly income change method from any current or future investment account. If you have annuity units payable from an investment account that is deleted or in which we stop providing unit-annuities, you must transfer them to another investment account that maintains annuity units or to the fixed account.

        If you have annuity units payable under an income change method from an investment account and we stop providing that income change method, you must:

        A) switch those annuity units to the other income change method in the same investment account;
        B) transfer them to another investment account then offering the same income change method; or
        C)     transfer them to the fixed account.

If you do not tell us to transfer or switch your annuity units, we will switch them to the other income change method in the same investment account.

        Any changes as described in this section will be effected only after obtaining regulatory approval.

45. CHANGE OR SUBSTITUTION OF FUNDS. We may, as permitted by applicable law, change or substitute the fund(s) whose shares are held by the investment account(s). Any such changes will be effected only after obtaining regulatory approval.

46. NO ASSIGNMENT. Neither you nor any other person may assign or pledge ownership of this contract or any benefits under its terms. Any such action will be void and of no effect.

47.   NO LOANS. This contract does not provide for loans.

48. PROTECTION AGAINST CLAIMS OF CREDITORS. The benefits and rights accruing to you or any other person under this contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

49. PROCEDURE FOR ELECTIONS AND CHANGES. You have to make any choice or change available under your contract in a form acceptable to us at our home office in New York, NY. If you send us a notice changing your beneficiaries or other persons named to receive payments, it will take

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TCL-1033                                                                Page 15
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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effect as of the date it was signed even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before receiving the notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice.

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TCL-1033                                                                Page 16
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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50.   DISTRIBUTION REQUIREMENTS UPON THE DEATH OF THE OWNER. Notwithstanding
any other provision in your contract, all payments will be made in accordance with the requirements of Section 72(s) of the Internal Revenue Code of 1986 (the "Code"), as amended. If you die before the Annuity Starting Date, as defined in the Code, all payments under the contract must be distributed within five years of your death. However, if your beneficiary is a natural person and payments begin within one year of your death, and within 60 days of the date we receive due proof of death, the distribution may be made over the lifetime of your beneficiary or over a period not to exceed your beneficiary's life expectancy, as defined in the Code. If your spouse is the sole beneficiary entitled to payments, he or she may choose to become the owner and continue the contract. If you die on or after the Annuity Starting Date, the remaining interest in the contract must be distributed at least as quickly as under the method of distribution being used as of the date of your death. If the owner is not a natural person, the death of the first annuitant is treated as the death of the owner for these distribution requirements.

51. PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC. TIAA-CREF Life won't be responsible for the acts or neglects of any executor, trustee, guardian, or other third party receiving payments under your contract. If you designate a trustee of a trust as beneficiary, we are not obliged to ask about the terms of the underlying trust or any will. If upon death of the owner, benefits become payable to the designated trustee of a testamentary trust, but:

        A) no qualified trustee makes claim for the benefits within nine months after your death; or
        B) evidence satisfactory to us is presented at any time within such nine-month period that no trustee can qualify to receive the benefits due,

payment will be made to the successor beneficiaries, if any are designated and survive you; otherwise ownership and the right to receive payment will transfer to the annuitants or to your estate in accordance with section .

        If benefits become payable to an INTER-VIVOS trustee, but the trust is not in effect or there is no qualified trustee, payment will be made to the successor beneficiaries, if any are designated and survive you; otherwise ownership and the right to receive payment will transfer to the annuitants or to your estate in accordance with section .

        Payment to any trustee or estate as provided for above shall fully satisfy TIAA-CREF Life's payment obligations under this contract to the extent of such payment.

52. INVESTMENT COMPANY ACT OF 1940. The separate account is a unit-investment trust which is a registered investment company under the Investment Company Act of 1940. However, we may operate the separate account using any other form permitted under the Act. Also, we may deregister the separate account under the Act, subject to compliance with applicable law.

53. SERVICE OF PROCESS UPON TIAA-CREF LIFE. We will accept service of process in any action or suit against us on this contract in any court of competent jurisdiction in the United States or Puerto Rico provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the state, district or territory in which the action or suit is brought. This section does not waive any of our rights, including the right to remove such action or suit to another court.

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TCL-1033                                                                Page 17
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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54.   BENEFITS BASED ON INCORRECT AGE. If the amount of benefits is determined by data as to a person's age that is incorrect, benefits will be recalculated on the basis of the correct age. Any amounts underpaid by us on the basis of the incorrect data will be paid at the time the correction is made. Any amounts overpaid by us on the basis of the incorrect data will be charged against the payments due after the correction is made. Any amounts so paid or charged will include compound interest at the effective rate of 6% per year.

55. PROOF OF SURVIVAL. If the owner, first annuitant, second annuitant or any beneficiary is required to be alive on the date a benefit payment is due, TIAA-CREF Life reserves the right to require satisfactory proof that such person or persons are alive. If we don't receive such proof after we've requested it in writing, we can withhold payments entirely until it has been provided. Any overpayment made because TIAA-CREF Life has not been notified of a death must be returned to TIAA-CREF Life.

56. COMPLIANCE WITH LAWS AND REGULATIONS. We will administer the contract to comply with all applicable laws and regulations pertaining to annuities and the terms and conditions of the contract. You cannot elect any benefit or exercise any right under your contract if the election of that benefit or exercise of that right is prohibited under an applicable state or federal law or regulation. We will withhold and forward to tax authorities any amounts required by law.

57. CORRESPONDENCE AND REQUESTS FOR BENEFITS. No notice, application, form, or request for benefits will be deemed to be received by us unless it is received at our home office in New York, NY. All benefits are payable at our home office in New York, NY. Any questions about your contract or inquiries about our services should be directed to us at our home office address:
TIAA-CREF Life, 730 Third Avenue, New York, NY 10017-3206.


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TCL-1033                                                                Page 18
TIAA-CREF Life  Two-Life                                             Ed. 5-2000

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               SINGLE PREMIUM TWO-LIFE IMMEDIATE ANNUITY

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TCL-1033                                                                Page 19
TIAA-CREF Life  Two-Life                                             Ed. 5-2000